Exhibit 10.35

      FOURTH AMENDMENT TO CONSULTING SERVICES AGREEMENT

     This Agreement, made and entered into and effective as of the 9th day of May, 1994 (the "Effective Date"), by and among John A. Urquhart, whose address is 111 Beach Road, Fairfield, Connecticut 06430 ("Consultant"), Enron Corp., a Delaware corporation ("Enron" or "Company"), and Enron Power Corp., a Delaware corporation ("EPC"), is an amendment to that certain Consulting Services Agreement entered into among the parties and effective as of the first day of August, 1991.

     WHEREAS, the parties desire to amend the Consulting
Services Agreement;

     NOW, THEREFORE, in consideration of the Consultant's continued engagement with Company and of the covenants contained herein, the parties agree as follows:

     1.   The parties agree that the Term of the Consulting
Services Agreement is extended through December 31, 1995.

     2.   Effective August 1, 1994, section (3) A of the
Consulting Services Agreement is deleted and the following is inserted in its place:

     "A. During the term of this Agreement, Consultant shall be paid a fee of Forty Thousand Dollars ($40,000.00) per month (the "Fee"). If or when the number of days in the twelve month period for which Consultant provides consulting services hereunder exceeds the Consulting Time, then Consultant shall be paid a daily rate of Four Thousand Dollars ($4,000.00; "Additional Remuneration"); provided however, for the period from August 1, 1995 until December 31, 1995, such daily Additional Remuneration shall be paid to the Consultant if or when the number of such days exceeds fifty (50) days. The Fee shall be paid by Company to Consultant on a monthly basis, on or before the 10th day of the month following each calendar month in the term of this Agreement."

     3. Paragraph 1 of section (3) E of the Consulting Services Agreement provides for a grant to the Consultant of Twenty One Thousand (21,000) Phantom Units in the form of and pursuant to the provisions of Attachment I thereto dated August 1, 1991, between Enron Corp. and Consultant (the "First Phantom Unit Agreement And Grant"). The number of Phantom Units has been adjusted to be, as of the Effective Date, Eighty Four Thousand (84,000) Phantom Units, and the Grant Price of each Phantom Unit is Fifteen and 25/100 Dollars ($15.25). On the Effective Date, section 5 of the First Phantom Unit Agreement and Grant is deleted and the following is inserted in its place:

     "5. Term of Grant. Except as provided in Section 4 above, this Grant shall not be exercisable after December 31, 1995."

     4.   Paragraph 2 of section (3) E of the Consulting
Services Agreement is rescinded and deleted, and Consultant irrevocably waives and renounces all of Consultant's rights and claims to the Completion Bonus provided for therein.

     5. Section (3) I of the Consulting Services Agreement provides for a grant to the Consultant of Forty Six Thousand (46,000) Phantom Units in the form of and pursuant to the provisions of the Phantom Unit Agreement and Grant dated February 26, 1993 between Enron Corp. and Consultant (the "Second Phantom Unit Agreement and Grant"). The number of Phantom Units has been adjusted to be, as of the Effective Date, Ninety Two Thousand (92,000) Phantom Units, and the Grant Price of each Phantom Unit is Twenty Eight and 125/1000 Dollars ($28.125). On the Effective Date, section 5 of the Second Phantom Unit Agreement and Grant is deleted and the following is inserted in its place:

     "5. Term of Grant. Except as provided in Section 4 above, this Grant shall not be exercisable after December 31, 1995."

     6. This Agreement is an amendment to the Consulting Services Agreement as previously amended, and the parties agree that all other terms, conditions and stipulations contained in said Consulting Services Agreement and the previous amendments thereto shall remain in full force and effect and without any change or modification, except as provided herein.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              ENRON CORP.


                              By:  RICHARD D. KINDER
                              Name:  Richard D. Kinder
                              Title:  President & COO


                              ENRON POWER CORP.


                              By:  PEGGY B. MENCHACA
                              Name:  Peggy B. Menchaca
                              Title: Vice  President & Secretary


                              JOHN A. URQUHART

                              JOHN A. URQUHART